As filed with the Securities and Exchange Commission on August 25, 2009
Registration No. 333-155933

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELVENT GIT, S.A.
(Exact name of registrant as specified in its charter)

Kingdom of Spain	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
Telvent GIT, S.A.
Valgrande, 6
28108, Alcobendas, Madrid, Spain
Tel: (34) 902-33-55-99
(Address and telephone number of registrant’s principal executive offices)
CT Corporation System
111 Eighth Avenue
New York, New York 10011
Tel: (212) 894-8440
(Name, address and telephone number of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Laura D. Nemeth
Daniel G. Berick
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, OH 44114
Tel: (216) 479-8500
Fax: (216) 479-8780

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment to a registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on December 4, 2008.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT
     On February 13, 2009, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form F-3 (File No. 333-155933) (the “Registration Statement”) of Telvent GIT, S.A. (the “Registrant”) relating to the resale from time to time of up to 4,847,059 ordinary shares (the “Registered Shares”) of the Registrant by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein.
     Registrant has determined that it will no longer maintain the effectiveness of the Registration Statement since it is no longer contractually obligated to maintain such effectiveness. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, the Kingdom of Spain, on August 25, 2009.

TELVENT GIT, S.A.

By:	/s/ Manuel Sánchez
Name: Manuel Sánchez
Title: Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on August 25, 2009.

Signature	Title
/s/ Manuel Sánchez* Manuel Sánchez	Director, Chairman and Chief Executive Officer (Principal Executive Officer) and Authorized Representative in the United States
/s/ Bárbara Zubiría Bárbara Zubiría	Chief Financial Reporting Officer (Principal Financial and Accounting Officer)
/s/ HRH Carlos de Borbón* HRH Carlos de Borbón	Director
/s/ Miguel Cuenca* Miguel Cuenca	Director
/s/ Eduardo Punset* Eduardo Punset	Director
/s/ José B. Terceiro* José B. Terceiro	Director
/s/ Cándido Velázquez-Gaztelu* Cándido Velázquez-Gaztelu	Director
/s/ Bernardo Villazán* Bernardo Villazán	Director
/s/ Emilio Cassinello* Emilio Cassinello	Director
/s/ José Manuel Fernández* José Manuel Fernández	Director
/s/ Javier Salas* Javier Salas	Director

*By:	/s/ Manuel Sánchez* Manuel Sánchez
Attorney-in-Fact